Exhibit 32.1

CERTIFICATION

In connection with this Quarterly Report of Sysorex, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Wayne Wasserberg, Principal Executive Officer of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Report, fairly presents, in all material respects, the financial condition and results of operations of Sysorex, Inc.

Date: May 17, 2021

/s/ Wayne Wasserberg
Wayne Wasserberg
(Principal Executive Officer)